                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                            ICON SYSTEMS, INC.
                            ------------------
          (Exact Name of Registrant as Specified in its Charter)


            NEVADA                                     87-0565018
            ------                                     ----------
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)

                   4848 South Highland Drive, Suite 353
                        Salt Lake City, Utah  84117
                        ---------------------------
                     (Address of Principal Offices)

                  Consultant Compensation Agreement No. 1
                  ---------------------------------------
                         (Full Title of the Plan)

                            Michelle R. Wheeler
                   4848 South Highland Drive, Suite 353
                        Salt Lake City, Utah  84117
                        ---------------------------
                  (Name and Address of Agent for Service)

                              (801) 278-2805
                              --------------
       (Telephone Number, Including Area Code, of Agent for Service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE
OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH
DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------

Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share   Offering Price    Fee
-----------------------------------------------------------------------------

$0.001 par
value common
voting stock      500,000         $0.02        $10,000           $100
-----------------------------------------------------------------------------
          1 Calculated according to Rule 230.457(h) of the Securities and Exchange Commission, based upon the agreed value of the services to be rendered for the common stock to be issued under the Plan.
                                  PART II


            Information Required in the Registration Statement
            --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

          The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

          (a) The Registrant's effective Registration Statement on Form 10-SB, as amended on Form 10-SB-A1;

          (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Registrant's fiscal year ended June 30, 1996;

          (c) The Company has two classes of securities authorized, consisting of 100,000,000 authorized shares of one mill
               ($0.001) par value common voting stock and 10,000,000
                authorized shares of one mill ($0.001) par value preferred stock.  The holders of the Company's common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders.  The shares of common stock do not carry cumulative voting rights in the election of directors.

          Stockholders of the Company have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

          See Item 3(c) of this Registration Statement.

Item 5.  Interest of Named Experts and Counsel.
-----------------------------------------------

          Branden T. Burningham, Esq., who has prepared this Registration Statement, the Plan and an Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, owns no common stock of the Registrant and is not deemed to be an affiliate of the Registrant or a person associated with an affiliate of the Registrant.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

      Under the Nevada Revised Statutes a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

          It is the position of the Securities and Exchange Commission (the "Commission") that indemnification against liabilities for violations under the federal securities laws, rules and regulations is against public policy. See subparagraph (h) of Item 9 below.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

          None; not applicable.

Item 8.  Exhibits.
------------------

Exhibit
Number
------

  5       Opinion regarding Legality

 23.1     Consent of Branden T. Burningham, Esq.

 23.2     Consent of Jones, Jensen & Company,
          Certified Public Accountants

Item 9.  Undertakings.
----------------------

          The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

                      (i)    To include any prospectus required by Section
                              10(a)(3) of the Securities Act of 1933 (the
                             "1933 Act");

                     (ii)    To reflect in the prospectus any facts or events
                              arising after the effective date of the
                              Registration Statement (or the most recent
                             post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth
                             in the Registration Statement; and

                    (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
                             provided, however, only to the extent required by the general rules and regulations of the Commission.

               (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

          Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on June 2, 1997.

                         REGISTRANT:


                         By:  /s/ Michelle R. Wheeler
                             ------------------------
                             Michelle R. Wheeler
                             President and Director


          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons (who constitute a majority of the members of the Board of Directors of the Registrant) in the capacities and on the date indicated.


Date:  6/2/97             By:  /s/ Michelle R. Wheeler
      -------                 ------------------------
                              Michelle R. Wheeler
                              President and Director


Date:  6-2-97             By:  /s/ Jeff Taylor
      -------                 ----------------
                              Jeff Taylor
                              Vice President and Director



Date:  6-2-97             By:  /s/ Steven D. Moulton
      -------                 ----------------------
                              Steven D. Moulton
                              Secretary/Treasurer and Director






















































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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549








                       ____________________________



                                 EXHIBITS

                                    TO

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                       ____________________________





                           ICON SYSTEMS, INC.























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                               EXHIBIT INDEX



Exhibit
Number


  5       Opinion regarding Legality

 23.1     Consent of Branden T. Burningham, Esq.

 23.2     Consent of Jones, Jensen & Company
          Certified Public Accountants